Exhibit 10.1

CERTIFICATE OF MERGER

MERGING

BHI MERGERSUB, INC.

WITH AND INTO

BENIHANA INC.

(Pursuant to Section 251 of the
Delaware General Corporation Law)

Benihana Inc., a corporation organized and existing under the Delaware General Corporation Law, does hereby certify:

FIRST:   The name and state of incorporation of each of the constituent corporations in the merger are:

(i)    BHI Mergersub, Inc., which is incorporated under the laws of the State of Delaware; and

(ii)   Benihana Inc., which is incorporated under the laws of the State of Delaware.

SECOND:      An Agreement and Plan of Merger has been approved, adopted, executed, and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law.

THIRD:          The name of the surviving corporation in the merger is Benihana Inc.

FOURTH:      The Certificate of Incorporation of Benihana Inc. shall be the Certificate of Incorporation of the surviving corporation until amended pursuant to the provisions of the Delaware General Corporation Law, except that the first paragraph of Article FOURTH of the Certificate of Incorporation of the surviving corporation shall be amended in its entirety to state:

FOURTH:       The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is FORTY-NINE MILLION and FIVE HUNDRED THOUSAND (49,500,000), of which THIRTY-TWO MILLION and FIVE HUNDRED THOUSAND (32,500,000) shares shall be Class A Common Stock, par value $.10 per share (“Class A Stock”), TWELVE MILLION (12,000,000) shares shall be Common Stock, par value $.10 per share (“Common Stock”), and FIVE MILLION (5,000,000) shares shall be Preferred Stock, par value $1.00 per share.

FIFTH:           An executed copy of the Agreement and Plan of Merger between the constituent corporations is on file at the principal place of business of the surviving corporation, the address of which is as follows:

 8685 Northwest 53rd Terrace
 Miami, Florida 33166

SIXTH:           A copy of the Agreement and Plan of Merger between the constituent corporations will be furnished by the surviving corporation, on request, and without cost, to any stockholder of any constituent corporation.

SEVENTH:    This Certificate of Merger shall become effective upon filing.

In witness whereof, the undersigned has caused this Certificate of Merger to be executed by its duly authorized officer this 23rd day of February, 2010.

BENIHANA INC.

By:	/s/ Richard C. Stockinger
Name: Richard C. Stockinger
Title: Chief Executive Officer

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